UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 20, 2015

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Employee Stock Purchase Plan

On July 10, 2015, the Board of Directors (the "Board") of Sigma Designs, Inc. (the “Company”) approved, subject to shareholder approval, the Company’s 2015 Employee Stock Purchase Plan (the “New ESPP”), which was approved by the Company’s shareholders at the 2015 annual meeting of shareholders held on August 20, 2015 (the “Annual Meeting”). The New ESPP is intended to replace the Company’s 2010 Employee Stock Purchase Plan, which had terminated. There are 3,500,000 shares of common stock reserved for issuance under the New ESPP.

Each full-time and part-time employee, including the Company’s officers and employees and employees of participating subsidiaries, who is employed by the Company on the day preceding the start of any offering period will be eligible to participate in the New ESPP. The New ESPP is administered by the Compensation Committee of the Board.

A description of the New ESPP is set forth under “Proposal 2 – Proposal to Approve the 2015 Employee Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 13, 2015, and is incorporated herein by reference.

The description of the New ESPP does not purport to be complete and is qualified in its entirety by reference to the New ESPP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2015 Stock Incentive Plan

On July 10, 2015, the Board of Directors of the Company approved, subject to shareholder approval, the Company’s 2015 Stock Incentive Plan (the “2015 Plan”), which was approved by the Company’s shareholders at the Annual Meeting. The 2015 Plan is the successor to and continuation of the Company’s 2001 Stock Plan (the “2001 Plan”), and the Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan” and together with the 2001 Plan, the “Prior Plans”). The total number of shares of the Company’s common stock reserved for issuance under the 2015 Plan consists of 3,000,000 shares plus the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans up to a maximum of 5,000,000 shares.

Incentive stock option awards may be granted under the 2015 Plan only to the Company’s employees (including executive officers) and employees of the Company’s affiliates. The Company’s employees (including executive officers), consultants and directors, and the employees (including executive officers) and consultants of the Company’s affiliates are eligible to receive all other types of awards under the 2015 Plan. The 2015 Plan is administered by the Compensation Committee of the Board.

A description of the 2015 Plan is set forth under “Proposal 3 – Proposal to Approve the 2015 Stock Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 13, 2015, and is incorporated herein by reference.

The description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on August 20, 2015. At the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors	For	Withheld
Tor Braham	19,679,533	450,234
J. Michael Dodson	19,567,672	562,095
Martin Manniche	19,654,956	474,811
Pete Thompson	19,568,065	561,702
Thinh Q. Tran	19,474,967	654,800

There were 9,113,459 shares represented by broker non-votes.

Proposal 2: To approve the 2015 Employee Stock Purchase Plan, as described under Item 5.02 above, which is incorporated herein by reference.

For	Against	Abstain	Broker Non-Votes
19,036,071	712,282	381,414	9,494,873

Proposal 3: To approve the 2015 Stock Incentive Plan, as described under Item 5.02 above, which is incorporated herein by reference.

For	Against	Abstain	Broker Non-Votes
17,703,415	2,035,839	390,513	9,503,972

Proposal 4: To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain	Broker Non-Votes
28,558,650	215,500	469,513	3,469,076

Proposal 5: To approve, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
19,492,780	205,011	431,976	9,545,435

Item 8.01. Other Events.

On August 20, 2014, the Company’s Board of Directors appointed independent directors to serve on Board committees as follows:

Audit Committee

J. Michael Dodson, Chairman

Pete Thompson

Tor Braham

Compensation Committee

Pete Thompson, Chairman

J. Michael Dodson

Tor Braham

Corporate Governance and Nominating Committee

Tor Braham, Chairman

Martin Manniche

Pete Thompson

J. Michael Dodson will continue to serve as the Lead Independent Director of the Board.

Item 9.01               Financial Statements and Exhibits.

(d)

10.1	Sigma Designs, Inc. 2015 Employee Stock Purchase Plan.

10.2	Sigma Designs, Inc. 2015 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2015		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                           Description

10.1	Sigma Designs, Inc. 2015 Employee Stock Purchase Plan.

10.2	Sigma Designs, Inc. 2015 Stock Incentive Plan.